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                                                                    EXHIBIT 99.1


                CHIEF EXECUTIVE OFFICER CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



    In connection with the Quarterly Report of Coram Healthcare Corporation (the "Company") on Form 10-Q/A Amendment No. 1 for the three months ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Allen J. Marabito, Executive Vice President and principal executive officer fulfilling the duties and responsibilities of president and chief executive officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:


        (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                          /s/ ALLEN J. MARABITO
                           -----------------------------------------------------
                                              Allen J. Marabito
                                          Executive Vice President
                           and principal executive officer fulfilling the duties
                           and responsibilities of president and chief executive
                                           officer of the Company


June 17, 2003


A signed original of this written statement required by Section 906 has been provided to Coram Healthcare Corporation and will be retained by Coram Healthcare Corporation and furnished to the Securities and Exchange Commission or its staff upon request.